UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report

April 19, 2006

(Date of earliest event reported)

IVAX Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14798	11-3500746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2140 North Miami Avenue Miami, Florida	33127
(Address of principal executive offices)	(Zip Code)

(305) 324-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 19, 2006, Dr. Phillip Frost, Mr. Neil Flanzraich, and Dr. Jane Hsiao resigned from IVAX Diagnostics, Inc.’s Board of Directors (the “Board”), and Dr. Itzhak Krinsky, Mark Durand and Richard Egosi were appointed to the Board to fill the vacancies and to serve until the next annual meeting of stockholders.

Dr. Krinsky, who is the Corporate Vice President – Business Development of Teva Pharmaceutical Industries Limited, has succeeded Dr. Frost as the non-executive Chairman of the Board. Mr. Durand is the Chief Financial Officer and Senior Vice President—Finance and Business Development for Teva North America. Mr. Egosi is the Senior Vice President and General Counsel for Teva North America.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVAX DIAGNOSTICS, INC.

By:	/s/ Giorgio D’Urso
Giorgio D’Urso,
Chief Executive Officer and President

Dated: April 20, 2006